UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

PACIFIC CREST CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street Agoura Hills, California 91301
(Address of principal executive offices and zip code)

(818) 865-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                                                         Other Events.

On October 16, 2003, Pacific Crest Capital, Inc. (the “Company”) issued a press release announcing that the Board of Directors approved a $0.10 per common share cash dividend for the fourth quarter of 2003.  The dividend will be paid on Friday, December 12, 2003 to shareholders of record as of Friday, November 28, 2003.

The Company’s press release announcing the above is attached as Exhibit 99.1 to this report.

Item 7.                                                        Financial Statements and Exhibits.

(c)                                  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of Company dated October 16, 2003 announcing that the Board of Directors approved a $0.10 per common share cash dividend for the fourth quarter of 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)

Date: October 23, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and Chief Financial Officer